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                                                                    EXHIBIT 10.2

                         ANSELL HEALTHCARE INCORPORATED
                              STOCK INCENTIVE PLAN


                                    ARTICLE I

                                     GENERAL

         1.1. Purpose. The Ansell Stock Incentive Plan (the "Plan") has been established by Ansell Healthcare Incorporated, a Delaware corporation (the "Company"), to:

         (a)      attract and retain key employees and directors;

         (b) motivate participating employees and directors, by means of appropriate incentives, to achieve long-range goals;

         (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

         (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Board shall determine and designate, from time to time, from among the employees and directors of the Company and the Related Companies, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

In the discretion of the Board, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

         1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article IX (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article X).

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                                   ARTICLE II

                                     OPTIONS

         2.1. Definitions. The grant of an "Option" entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Article II. Options granted under this
Article II may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Board. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an Incentive Stock Option.

         2.2. Eligibility. The Board shall designate the Participants to whom Options are to be granted under this Article II and shall determine the number of shares of Stock subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

         2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Article II shall be subject to the following:

         (a) The purchase price shall be established by the Board or shall be determined by a method established by the Board at the time the Option is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted.

         (b) Subject to the following provisions of this Section 2.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement approved by the Board, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

         (c) The purchase price shall be payable in cash, or in shares of Stock (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Board.

         (d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement to the extent provided by the Board.

         2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Article II shall be exercisable in accordance with the following terms of this Section 2.4:


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         (a)      The terms and conditions relating to exercise of an Option shall be established by the Board, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant.

         (b) No Option may be exercised by a Participant after the Expiration Date applicable to that Option.

         (c) The exercise of an Option will result in the surrender any tandem Stock Appreciation Right.

Notwithstanding the foregoing, the Board may delay the exercise of the Option for a period of up to 60 days after the Participant files written notice pursuant to this Section 2.4, if the Board, in its discretion, determines that the issuance of shares of Common Stock pursuant to such exercise would cause the percentage of beneficial ownership of the Company held by the Pacific Dunlop Stockholders to be less than 80%.

         2.5. Post-Exercise Limitations. The Board, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Board determines to be appropriate.

         2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Board at the time of the grant; provided, however, that the Expiration Date with respect to any option shall not be later than the earliest to occur of:

         (a) the ten-year anniversary of the date on which the Option is granted;

         (b) if the Participant's Date of Termination occurs by reason of death or Disability, the date which is 180 days after such Date of Termination;

         (c) if the Participant's Date of Termination occurs by reason of Cause, such Date of Termination; or

         (d) if the Participant's Date of Termination occurs for reasons other than death, Disability or Cause, the day which is 30 days after such Date of Termination.

Any portion of an Option that is not vested on the Participant's Date of Termination shall be forfeited and may not thereafter be exercised.

         2.7. Reload Provision. In the event the Participant exercises an Option and pays all or a portion of the purchase price in Stock, in the manner permitted by Section 2.3, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Board discretion at


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the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the purchase price in shares of Stock.


                                   ARTICLE III

                            STOCK APPRECIATION RIGHTS

         3.1. Definition. Subject to the terms of this Article III, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

         3.2. Eligibility. Subject to the provisions of the Plan, the Board shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in tandem with all or any portion of a previously or contemporaneously granted Option or not in tandem with an Option.

         3.3. Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:

         (a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Board in connection with such rights, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights, or achievement of objectives relating to Stock ownership by the Participant. However, except as otherwise expressly provided in the Plan, no Stock Appreciation Right may be exercised by a Participant after the Expiration Date applicable to that Stock Appreciation Right.

         (b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.


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         3.4. Settlement of Award. Upon the exercise of a Stock Appreciation
Right, the value to be distributed to the Participant, in accordance with
Section 3.1, shall be distributed in cash, in shares of Stock (valued at their Fair Market Value at the time of exercise), or in a combination thereof, in the discretion of the Board.

         3.5. Post-Exercise Limitations. The Board, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Board determines to be appropriate.

         3.6. Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the date established as the Expiration Date by the Board; provided, however, that subject to the following provisions of this Section 3.6, the Expiration Date with respect to any Stock Appreciation Right shall not be later than the earliest to occur of:

         (a) the ten-year anniversary of the date on which the Stock Appreciation Right is granted;

         (b) if the Participant's Date of Termination occurs by reason of death or Disability, the date which is 180 days after such Date of Termination;

         (c) if the Participant's Date of Termination occurs by reason of Cause, such Date of Termination; or

         (d) if the Participant's Date of Termination occurs for reasons other than death, Disability or Cause, the date which is 30 days after such Date of Termination.

Any portion of a Stock Appreciation Right that is not vested on the Participant's Date of Termination shall be forfeited and may not thereafter be exercised.


                                   ARTICLE IV

                                  STOCK AWARDS

         4.1. Definition. Subject to the terms of this Article IV, a Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Board. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as


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applicable) is referred to as the "Restricted Period." Stock Awards may provide for delivery of the shares of Stock at the time of grant, or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

         4.2. Eligibility. The Board shall designate the Participants to whom Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award.

         4.3. Terms and Conditions of Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

         (a) Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant shall be treated as owner of such shares shall have the right to vote such shares.

         (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

                  (i) On and after date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

                  (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Board, in its sole discretion, may award Dividend Rights with respect to such shares.

                  (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Board.

                  (iv) A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Board, shall be payable at the time and in the form determined by the Board, and shall be subject to such other terms and conditions as the Board may determine.


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                                    ARTICLE V

                                PERFORMANCE UNITS

         5.1. Definition. Subject to the terms of this Article V, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

         5.2. Eligibility. The Board shall designate the Participants to whom Performance Units are to be granted, and the number of units to be the subject to each such Award.

         5.3. Terms and Conditions of Awards. For each Participant, the Board will determine the value of units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and the number of earned Performance Units to be paid in shares of Stock.

         5.4. Settlement. Settlement of Performance Units shall be subject to the following:

         (a) The Board will compare the actual performance to the performance measures established for the Performance Period and determine the number of units as to which settlement is to be made, and the value of such units.

         (b) Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Board.

                  (i) For Performance Units stated in units representing shares of Stock when granted, one share of Stock will be distributed for each unit earned, or cash will be distributed for each unit earned equal to either (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Board.

                  (ii) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Board.


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         (c)      Shares of Stock distributed in settlement of the units shall be subject to such vesting requirements and other conditions, if any, as the Board shall determine. Such vesting restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Stock Awards under Section 4.

         5.5. Termination During Performance Period. If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Units granted to him, the Board may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Board, in its sole discretion, deems desirable.

                                   ARTICLE VI

                          OPERATION AND ADMINISTRATION

         6.1. Effective Date. The Plan shall be effective as of March _________, 2000 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

         6.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 6.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 2,500,000 shares in the aggregate. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available for Awards under the Plan.

         6.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option or a Stock Appreciation Right under the Plan to the extent that the sum of:

         (a)      the number of shares of Stock subject to such Award;

         (b) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan during the one-year period ending on the date of the Award; and


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         (c)      the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the Participant under other plans or arrangements of the Company and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. Subject to the provisions of Section 6.4, the determination made under the foregoing provisions of this Section 6.3 shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable. Subject to the provisions of Section 6.4, a Participant's "Individual Limit" shall be 150,000 shares of Stock.

         6.4. Adjustments to Shares.

         (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Board shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards and the number of shares of Stock subject to future automatic grant as provided in Section 2.7; and (iv) the per-share price under any outstanding Award and the per-share purchase price under any future automatic grant as provided in Section 2.7 to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

         (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such shares; provided, however, all or any of the Awards may be cancelled by the Board on or immediately prior to the effective date of the applicable transaction, if the Board gives reasonable advance notice of the cancellation to each affected Participant, and either: (i) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (ii) the Participant receives payment or other benefits that the Board determines to be reasonable compensation for the value of the cancelled Awards.

         (c) Upon (or, in the discretion of the Board, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled and either (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (ii) the Participant shall receive payment or other benefits that the Board determines to be reasonable compensation for the value of the cancelled Awards.


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In determining what action, if any, is necessary or appropriate under the foregoing provisions of this Section 6.4, the Board shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

         6.5. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

         (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Board may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Board, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

         (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

         6.6. Liability for Cash Payments. Subject to the provisions of this
Article VI, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Board.

         6.7. Performance-Based Compensation. To the extent that the Board determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements, including, without limitation:

         (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards. Such performance goals include, but are not limited to, earnings per share, net profits, total stockholder return, cash flow, return on stockholders' equity and cumulative return on net assets employed.


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         (b)      The submission of such Awards and performance goals to the
                  Company's stockholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

         (c) Providing that no payment or distribution be made under such Awards unless the Board certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Board determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options or Stock Appreciation Rights, the Board may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

         6.8. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan; provided that such surrender shall not be permitted if it results in a charge to earnings for financial accounting purposes.

         6.9. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, the Board may permit a Participant to transfer a Nonqualified Stock Option to the Participant's immediate family members or to a trust for the benefit of the Participant or his or her immediate family members, subject to such rules and limitations as the Board may establish. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

         6.10. Notices. Any notice or document required to be filed with the Board under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Board, in care of the Company, at its principal executive offices. The Board may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

         6.11. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Board at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Board shall require.

         6.12. Agreement With Company. At the time of an Award to a Participant under the Plan, the Board may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Board, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.


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         6.13. Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee by any of the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

         (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of such rights.

         6.14. Benefits Under Qualified Retirement Plans. Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under any Qualified Retirement Plan.

         6.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         6.16. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

         6.17. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


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


                                   ARTICLE VII

                                CHANGE IN CONTROL

         7.1. Acceleration. Subject to the provisions of Section 6.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

         (a) All outstanding Options and Stock Appreciation Rights) shall become fully exercisable.

         (b)      All Stock Awards shall become fully vested.

         (c) Performance Units may be paid out in such manner and amounts as determined by the Board.

                                  ARTICLE VIII

                                 ADMINISTRATION

         8.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company in accordance with this Article VIII; provided, however, the Board, in its sole discretion, may delegate all or any portion of its authority under the Plan to a committee of the Board in which case references to the Board in the Plan (except with respect to Article IX) shall be deemed to refer to such committee.

         8.2. Powers of Board. The Board's authority to manage and control the operation and administration of the Plan shall be subject to the following:

         (a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Article X) to cancel or suspend Awards. In making such Award determinations, the Board may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the Company's success and such other factors as the Board deems relevant.

         (b) Subject to the provisions of the Plan, the Board will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Board determines to be necessary or appropriate to conform to such requirements.

         (c) The Board will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (d) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

         8.3. Delegation by Board. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

         8.4. Information to be Furnished to Board. The Company and Related Companies shall furnish the Board with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Board such evidence, data or information as the Board considers desirable to carry out the terms of the Plan.

         8.5. Liability and Indemnification of Board. No member or authorized delegate of the Board shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Board, the individual members thereof, and persons acting as the authorized delegates of the Board under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Board or its members or authorized delegates by reason of the performance of a Board function if the Board or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that, subject to Section 6.4 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), materially adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board.

                                    ARTICLE X

                                  DEFINED TERMS

         For purposes of the Plan, the terms listed below shall be defined as follows:

         (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Stock Awards or Performance Units.

         (b) Board. The term "Board" shall mean the Board of Directors of the Company.

         (c) Cause. The term "Cause", with respect to any Participant, shall mean, in the reasonable judgment of the Board:

                  (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company and Related Companies (other than any such failure resulting from the Participant's Disability);

                  (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company and Related Companies, monetarily or otherwise; or

                  (iii) the engaging by the Participant in egregious misconduct involving serious moral turpitude to the extent that the Participant's credibility and reputation no longer conform to the standard for the Company and Related Companies management employees or directors, as applicable.

         For purposes of the Plan, no act, or failure to act, on an individual's part shall be deemed "willful" unless done, or omitted to be done, by the individual not in good faith and without reasonable belief that the individual's action or omission was in the best interest of the Company or the Related Company, as applicable.

         (d) Change in Control. The term "Change in Control" means a change in the beneficial ownership of the Company's voting stock which occurs as follows:

                  (i) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a person owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes a direct owner of stock of the Company representing 40 percent or more of the total voting power of the Company's then outstanding stock.

                  (ii) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board. In case of a tender offer described in this paragraph (ii), the Change in Control will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with 40 percent or more of the total voting power of the Company's outstanding stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 40 percent or more of the total voting power of the Company's outstanding stock when the offer terminates.

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (A) such a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 60% of the combined voting power of the Company's or surviving entity's outstanding voting stock immediately after such merger or consolidation, or (B) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation. For purposes of this paragraph (iv), "surviving entity" shall mean an entity in which all of the Company's stockholders become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include any director who was designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph (iv) or paragraph (i) next above, nor any director who was not a director at the beginning of the 24-consecutive-month period immediately preceding the date of such merger or consolidation unless such election or nomination was approved by a vote of at least two-thirds of the directors then in office who were directors before the beginning of such period.

         (e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (f) Date of Termination. A Participant's "Date of Termination" shall be the date on which his employment with the Company and all Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related

                  Company approved by the Participant's employer. If, as a result of a sale or other transaction, a Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination. In the case of a Participant who is a director, Date of Termination shall be the date that the Participant ceases to be a member of the Board.

         (g) Disability. Except as otherwise provided by the Board, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days.

         (h) Fair Market Value. The "Fair Market Value" of a share of Stock of the Company as of any date shall be the average of the closing prices for such Stock for the immediately preceding five business days, as reported on the securities exchange on which the Stock is primarily traded.

         (i) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

         (j) Pacific Dunlop Stockholders. The term "Pacific Dunlop Stockholders" means those companies who hold stock of the Company and who are direct or indirect subsidiaries of Pacific Dunlop Limited.

         (k) Performance-Based Compensation. The term "Performance-Based Compensation" shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

         (l) Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under Section 401(a) of the Code.

         (m) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

         (n) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitutes a retirement under the terms of the Qualified Retirement Plan of the Company or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his Date of Termination, under the terms of any applicable retirement policy of the Participant's employer.

         (o)      SEC. "SEC" shall mean the Securities and Exchange Commission.

         (p) Stock. The term "Stock" shall mean shares of common stock of the Company.


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